Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED DECEMBER 2010

Quarterly Highlights:

•                  Revenue increased 8%, compared to the prior year

•                  Adjusted Operating Income increased 31% year-over-year to $30.2 million

•                  Adjusted Diluted Earnings Per Share increased $.37 to $1.60, compared to the prior year

HOUSTON, TEXAS — February 1, 2011 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended December 31, 2010.

Revenue for the December quarter increased 8% to $299.1 million compared to the prior year. The higher revenues resulted from a 6% improvement in same-store sales and the impact of the acquisition of certain operating assets. The same-store sales improvement was partially due to higher election related sales during the quarter. Adjusted Operating Income for the December 2010 quarter increased 31% to $30.2 million, or 10.1% of revenue. Adjusted Net Income for the December 2010 quarter increased 33% to $18.7 million, or $1.60 Adjusted Diluted Earnings Per Share. Adjusted EBITDA increased 13% to $47.2 million for the December 2010 quarter.

Operating income increased 52% to $28.2 million in the December 2010 quarter, and net income for the December 2010 quarter increased 54% to $17.6 million, or $1.50  diluted earnings per share.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “Adjusted Operating Income of $30.2 million this quarter was a record for Consolidated Graphics.  We achieved these results by producing first-class products for our customers and by aggressively managing our costs.  Our best-in-class technology, print, and fulfillment solutions, including our world-leading fleet of high-end digital presses, enabled us to generate a record level of digital sales in this seasonally strong quarter and continue to grow our sales to national account customers served by multiple CGX operating companies.”

Mr. Davis added, “Based on current market conditions and the usual seasonal impacts, we expect March quarter’s revenue to be in the range of $245 - $260 million which assumes year-over-year same store sales growth of up to 5%, and incremental revenue from current year acquisitions. This should enable us to again achieve Adjusted Net Income improvement in the March 2011 quarter compared to the prior year.”

Stock Repurchase Program

In November 2010, the Board of Directors authorized the purchase up to an aggregate of $50 million of the Company’s common shares. During the quarter, the Company purchased 277,883 shares of its common stock for $13.2 million.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the Current Report on Form 8-K filed today with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call tomorrow, Wednesday, February 2, 2011, at 11:00 a.m. Eastern Time, to discuss its third quarter fiscal 2011 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, and a presence in Asia, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections  prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share-based compensation expense, and non-cash foreign currency translation net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill charges, litigation and other charges, share-based compensation expense,  non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2010	2009	Change		2010	2009	Change
			$	%			$	%

Sales	$299,111	$276,374	22,737	8	$795,934	$753,861	42,073	6
Cost of Sales	222,297	209,770	12,527	6	602,515	586,985	15,530	3
Gross Profit	76,814	66,604	10,210	15	193,419	166,876	26,543	16
Selling Expenses	23,471	22,678	793	3	69,078	69,053	25	—
General and Administrative Expenses(1)	23,973	22,117	1,856	8	70,071	65,756	4,315	7
Litigation and Other Charges	991	3,138	(2,147)	(68)	(2,475)	5,771	(8,246)	(143)
Other Expense	138	48	90	188	195	212	(17)	(8)
Operating Income	28,241	18,623	9,618	52	56,550	26,084	30,466	117
Interest Expense, net	1,805	2,616	(811)	(31)	5,904	7,447	(1,543)	(21)
Income before Taxes	26,436	16,007	10,429	65	50,646	18,637	32,009	172
Income Taxes	8,867	4,568	4,299	94	18,182	5,430	12,752	235
Net Income	$17,569	$11,439	6,130	54	$32,464	$13,207	19,257	146

Earnings Per Share
Basic	$1.53	$1.02			$2.83	$1.18
Diluted	$1.50	$1.00			$2.79	$1.16

Weighted Average Shares Outstanding
Basic	11,482	11,164			11,452	11,162
Diluted	11,694	11,458			11,655	11,390

Effective Income Tax Rate	33.5%	28.5%			35.9%	29.1%

(1) Share based compensation included in these expenses	$798	$1,196	$2,573	$3,949

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	December 31, 2010	March 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,532	$6,741
Accounts receivable, net	196,989	169,915
Inventories	53,644	48,879
Prepaid expenses	10,219	9,316
Deferred income taxes	13,768	17,294
Total current assets	280,152	252,145
PROPERTY AND EQUIPMENT, net	389,543	380,708
GOODWILL	25,512	24,226
OTHER INTANGIBLE ASSETS, net	20,091	22,647
OTHER ASSETS	10,663	7,509
	$725,961	$687,235
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$16,747	$22,235
Accounts payable	92,604	83,955
Accrued liabilities	82,368	88,174
Income taxes payable	1,211	9,417
Total current liabilities	192,930	203,781
LONG-TERM DEBT, net of current portion	173,985	159,321
OTHER LIABILITIES	15,635	14,729
DEFERRED INCOME TAXES, net	42,784	39,978
Total liabilities	425,334	417,809
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,320,185 and 11,211,216 issued and outstanding	113	112
Additional paid-in capital	172,906	166,094
Retained earnings	125,428	101,894
Accumulated other comprehensive income	2,180	1,326
Total shareholders’ equity	300,627	269,426
	$725,961	$687,235

Total debt	$190,732	$181,556
Debt-to-total capitalization	39%	40%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income	$17,569	$11,439	$32,464	$13,207
Income taxes	8,867	4,568	18,182	5,430
Interest expense, net	1,805	2,616	5,904	7,447
Depreciation and amortization	17,087	17,374	51,373	52,779
Litigation and other charges	991	3,138	(2,475)	5,771
Share-based compensation expense	798	1,196	2,573	3,949
Non-cash foreign currency transaction loss	138	48	195	212
Net (gain) loss from asset dispositions	(78)	1,426	(174)	1,859
Adjusted EBITDA	$47,177	$41,805	$108,042	$90,654

Net cash provided by operating activities	$14,559	$23,850	$35,179	$120,254
Capital expenditures	(18,422)	(10,306)	(34,447)	(21,686)
Proceeds from asset dispositions	211	2,476	2,862	3,106
Free Cash Flow	$(3,652)	$16,020	$3,594	$101,674

Operating income	$28,241	$18,623	$56,550	$26,084
Litigation and other charges	991	3,138	(2,475)	5,771
Share-based compensation expense	798	1,196	2,573	3,949
Non-cash foreign currency transaction loss	138	48	195	212
Adjusted Operating Income	$30,168	$23,005	$56,843	$36,016
Adjusted Operating Margin	10.1%	8.3%	7.1%	4.8%

Net income	$17,569	$11,439	$32,464	$13,207
Litigation and other charges	991	3,138	(2,475)	5,771
Tax benefit of litigation and other charges	(386)	(1,224)	965	(2,251)
Share-based compensation expense, net of taxes	487	730	1,570	2,409
Non-cash foreign currency transaction loss, net of taxes	84	29	119	129
Adjusted Net Income	$18,745	$14,112	$32,643	$19,265

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Diluted earnings per share	$1.50	$1.00	$2.79	$1.16
Litigation and other charges	.08	.27	(.21)	.51
Tax benefit of litigation and other charges	(.03)	(.11)	.08	(.20)
Share-based compensation expense, net of taxes	.04	.06	.13	.21
Non-cash foreign currency transaction loss, net of taxes	.01	.01	.01	.01
Adjusted Diluted Earnings Per Share	$1.60	$1.23	$2.80	$1.69